Exhibit 99.1
For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Carla Kneipp Phone 713.207.6500

For Immediate Release	Page 1 of 5

CENTERPOINT ENERGY REPORTS SECOND QUARTER 2012 EARNINGS

Houston, TX – August 2, 2012—CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $126 million, or $0.29 per diluted share, for the second quarter of 2012 compared to $119 million, or $0.28 per diluted share, for the same period of 2011. Operating income for the second quarter of 2012 was $302 million compared to $303 million for the same period of 2011.

“I am pleased with our company’s operating and financial performance for the quarter,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “We recently closed on two transactions in our midstream business and continue to look at other growth opportunities that can enhance our balanced portfolio of electric and natural gas assets.”

For the six months ended June 30, 2012, net income was $273 million, or $0.64 per diluted share, compared to $267 million, or $0.62 per diluted share, for the same period of 2011. Operating income for the six months ended June 30, 2012, was $640 million compared to $667 million for the same period of 2011.

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $191 million for the second quarter of 2012, consisting of $153 million from the regulated electric transmission & distribution utility operations (TDU) and $38 million related to securitization bonds. Operating income for the second quarter of 2011 was $185 million, consisting of $153 million from the TDU and $32 million related to securitization bonds. Operating income for the TDU benefited from growth of over 43,000 metered customers since June 2011, higher miscellaneous revenue, and ongoing recognition of deferred equity returns associated primarily with the company’s recovery of true-up proceeds. These increases were partially offset by higher net transmission costs and impacts from new rates implemented in September 2011.

Operating income for the six months ended June 30, 2012, was $298 million, consisting of $223 million from the TDU and $75 million related to securitization bonds. Operating income for the same period of 2011 was $286 million, consisting of $221 million from the TDU and $65 million related to securitization bonds.

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For Immediate Release	Page 2 of 5

Natural Gas Distribution

The natural gas distribution segment reported operating income of $9 million for the second quarter of 2012 compared to $13 million for the same period of 2011. Operating income declined primarily due to weather that was milder than the same period of 2011.

Operating income for the six months ended June 30, 2012, was $130 million compared to $155 million for the same period of 2011.

Interstate Pipelines

The interstate pipelines segment reported operating income of $52 million for the second quarter of 2012 compared to $60 million for the same period of 2011. The decline was primarily due to the expiration of a backhaul contract on the Carthage-to-Perryville pipeline.

In addition to operating income, this segment recorded equity income of $6 million for the second quarter of 2012 from its 50 percent interest in the Southeast Supply Header (SESH) compared to $5 million for the same period of 2011.

Operating income for the six months ended June 30, 2012, was $112 million compared to $136 million for the same period of 2011. In addition to operating income, this segment recorded equity income of $12 million for the six months ended June 30, 2012, from its 50 percent interest in SESH compared to $9 million for the same period of 2011.

Field Services

The field services segment reported operating income of $51 million for the second quarter of 2012 compared to $39 million for the same period of 2011. Operating income benefited from higher gathering margins in the Haynesville and Fayetteville shales, partially offset by lower prices received from sales of retained gas.

In addition to operating income, this business had equity income of $2 million for the second quarter of 2012 from its 50 percent interest in a gathering and processing joint venture (Waskom) compared to $3 million for the same period of 2011. The decline is due to lower throughput volume attributable to supply disruptions as well as lower commodity prices.

Operating income for the six months ended June 30, 2012, was $98 million compared to $75 million for the same period of 2011. Equity income from Waskom was $5 million for each of the six months ended June 30, 2012, and 2011.

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For Immediate Release	Page 3 of 5

Competitive Natural Gas Sales and Services

The competitive natural gas sales and services segment reported an operating loss of $4 million for the second quarter of 2012 compared to operating income of $3 million for the same period of 2011. Operating income for the second quarter of 2012 included charges of $4 million compared to gains of $4 million for the same period of 2011 related to mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins.

The operating loss for the six months ended June 30, 2012, was $3 million compared to operating income of $13 million for the same period of 2011. Operating income for the six months ended June 30, 2012, included charges of $5 million compared to gains of $2 million for the same period of 2011 resulting from mark-to-market accounting. The six months ended June 30, 2012, also included a $4 million write-down of natural gas inventory to the lower of average cost or market.

Dividend Declaration

On July 26, 2012, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2025 per share of common stock payable on September 10, 2012, to shareholders of record as of the close of business on August 16, 2012.

Revised Outlook for 2012

CenterPoint Energy expects diluted earnings per share for 2012 to be in the range of $1.13 to $1.23, up from previously provided guidance of $1.08 to $1.20 per diluted share. This guidance takes into consideration the expected impact of the two recently announced acquisitions by the field services business, performance to date and various economic and operational assumptions related to the business segments in which the company operates. Significant variables that may impact results include commodity prices, throughput volume, weather, regulatory proceedings, effective tax rates and financing activities. In providing this guidance, the company does not include the impact of any changes in accounting standards, significant future acquisitions or divestitures, the change in the value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market and inventory accounting in the company’s competitive natural gas sales and services business. In addition, this guidance excludes a non-recurring gain which will be recognized in the third quarter of 2012 relating to the July 2012 acquisition of the additional 50 percent interest in the Waskom Gas Processing Company.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2012. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.

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For Immediate Release	Page 4 of 5

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, August 2, 2012, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website, under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total more than $22 billion. With over 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the company’s website at CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2012 and future financial performance and results of operations, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform and tax legislation; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on CenterPoint Energy’s interstate pipelines; (8) the timing and extent of changes in the supply of natural gas, particularly supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines, including the impact of natural gas and natural gas liquids prices on the level of drilling and production activities in the regions served by CenterPoint Energy; (9) competition in CenterPoint Energy’s mid-continent region footprint for access to natural gas supplies and to markets; (10) weather variations and other natural phenomena; (11) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (12) the impact of unplanned facility outages; (13) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (14) changes in interest rates or rates of inflation; (15) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets; (16) actions by credit rating agencies; (17) effectiveness of CenterPoint Energy’s risk management activities; (18) inability of various counterparties to meet their obligations; (19) non-payment for services due to financial distress of CenterPoint Energy’s customers; (20) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.) and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (22) the outcome of litigation brought by or against CenterPoint Energy; (23) CenterPoint Energy’s ability to control costs; (24) the investment performance of pension and postretirement benefit plans; (25) potential business strategies, including restructurings, acquisitions or dispositions of assets or businesses; (26) acquisition and merger activities involving CenterPoint Energy or its competitors; and (27) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, CenterPoint Energy’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, and June 30, 2012, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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For Immediate Release	Page 5 of 5

CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of reported Net Income and diluted EPS to the basis used in providing 2012 annual earnings guidance

	Quarter Ended		Six Months Ended
	June 30, 2012		June 30, 2012
	Net Income	EPS	Net Income	EPS
	(in millions)		(in millions)
As reported	$126	$0.29	$273	$0.64
Timing effects impacting CES(1):
Mark-to-market (gains) losses—natural gas derivative contracts	2	0.01	3	0.01
Natural gas inventory write-downs	—	—	3	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities(2)	(8)	(0.02)	(38)	(0.09)
Indexed debt securities	(6)	(0.01)	15	0.03

Per the basis used in providing 2012 annual earnings guidance	$114	$0.27	$256	$0.60

(1)	Competitive natural gas sales and services
(2)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.

###

CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Revenues:
Electric Transmission & Distribution	$606	$676	$1,095	$1,207
Natural Gas Distribution	452	366	1,664	1,220
Competitive Natural Gas Sales and Services	586	308	1,292	833
Interstate Pipelines	142	125	289	252
Field Services	98	104	188	209
Other Operations	3	3	6	6
Eliminations	(50)	(57)	(110)	(118)

Total	1,837	1,525	4,424	3,609

Expenses:
Natural gas	778	409	2,254	1,378
Operation and maintenance	446	451	885	906
Depreciation and amortization	223	275	424	499
Taxes other than income taxes	87	88	194	186

Total	1,534	1,223	3,757	2,969

Operating Income	303	302	667	640

Other Income (Expense) :
Gain on marketable securities	18	13	50	59
Gain (loss) on indexed debt securities	—	9	(23)	(24)
Interest and other finance charges	(111)	(104)	(227)	(214)
Interest on transition and system restoration bonds	(32)	(38)	(65)	(75)
Equity in earnings of unconsolidated affiliates	8	8	14	17
Other—net	4	10	9	16

Total	(113)	(102)	(242)	(221)

Income Before Income Taxes	190	200	425	419

Income Tax Expense	71	74	158	146

Net Income	$119	$126	$267	$273

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Basic Earnings Per Common Share	$0.28	$0.29	$0.63	$0.64

Diluted Earnings Per Common Share	$0.28	$0.29	$0.62	$0.64

Dividends Declared per Common Share	$0.1975	$0.2025	$0.395	$0.405

Weighted Average Common Shares Outstanding (000):
- Basic	425,638	427,349	425,330	426,924
- Diluted	428,284	429,629	427,954	429,200

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$153	$153	$221	$223
Transition and System Restoration Bond Companies	32	38	65	75

Total Electric Transmission & Distribution	185	191	286	298
Natural Gas Distribution	13	9	155	130
Competitive Natural Gas Sales and Services	3	(4)	13	(3)
Interstate Pipelines	60	52	136	112
Field Services	39	51	75	98
Other Operations	3	3	2	5

Total	$303	$302	$667	$640

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff Fav/(Unfav)	June 30,		% Diff Fav/(Unfav)
	2011	2012		2011	2012
Results of Operations:
Revenues:
Electric transmission and distribution utility	$489	$514	5%	$889	$929	4%
Transition and system restoration bond companies	117	162	38%	206	278	35%

Total	606	676	12%	1,095	1,207	10%

Expenses:
Operation and maintenance	219	232	(6%)	427	452	(6%)
Depreciation and amortization	66	75	(14%)	137	148	(8%)
Taxes other than income taxes	51	54	(6%)	104	106	(2%)
Transition and system restoration bond companies	85	124	(46%)	141	203	(44%)

Total	421	485	(15%)	809	909	(12%)

Operating Income	$185	$191	3%	$286	$298	4%

Operating Income:
Electric transmission and distribution operations	$153	$153	—	$221	$223	1%
Transition and system restoration bond companies	32	38	19%	65	75	15%

Total Segment Operating Income	$185	$191	3%	$286	$298	4%

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	7,784,631	7,917,194	2%	12,655,884	12,442,488	(2%)
Total	21,077,489	20,987,702	—	37,845,457	37,531,711	(1%)

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	123%	114%	(9%)	126%	125%	(1%)
Heating degree days	33%	0%	(33%)	106%	54%	(52%)

Number of metered customers—end of period:
Residential	1,890,566	1,926,459	2%	1,890,566	1,926,459	2%
Total	2,137,156	2,180,731	2%	2,137,156	2,180,731	2%

	Natural Gas Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff Fav/(Unfav)	June 30,		% Diff Fav/(Unfav)
	2011	2012		2011	2012
Results of Operations:
Revenues	$452	$366	(19%)	$1,664	$1,220	(27%)

Expenses:
Natural gas	218	136	38%	1,036	629	39%
Operation and maintenance	157	156	1%	325	319	2%
Depreciation and amortization	41	43	(5%)	83	86	(4%)
Taxes other than income taxes	23	22	4%	65	56	14%

Total	439	357	19%	1,509	1,090	28%

Operating Income	$13	$9	(31%)	$155	$130	(16%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	20	16	(20%)	110	78	(29%)
Commercial and Industrial	51	52	2%	139	126	(9%)

Total Throughput	71	68	(4%)	249	204	(18%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	101%	69%	(32%)	107%	69%	(38%)

Number of customers—end of period:
Residential	3,000,665	3,020,913	1%	3,000,665	3,020,913	1%
Commercial and Industrial	243,629	243,262	—	243,629	243,262	—

Total	3,244,294	3,264,175	1%	3,244,294	3,264,175	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$586	$308	(47%)	$1,292	$833	(36%)

Expenses:
Natural gas	571	300	47%	1,256	811	35%
Operation and maintenance	11	10	9%	21	22	(5%)
Depreciation and amortization	1	1	—	2	2	—
Taxes other than income taxes	—	1	—	—	1	—

Total	583	312	46%	1,279	836	35%

Operating Income (Loss)	$3	$(4)	(233%)	$13	$(3)	(123%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	126	127	1%	281	288	2%

Number of customers—end of period	12,152	15,567	28%	12,152	15,567	28%

	Interstate Pipelines
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$142	$125	(12%)	$289	$252	(13%)

Expenses:
Natural gas	21	14	33%	39	21	46%
Operation and maintenance	39	36	8%	70	74	(6%)
Depreciation and amortization	14	14	—	27	28	(4%)
Taxes other than income taxes	8	9	(13%)	17	17	—

Total	82	73	11%	153	140	8%

Operating Income	$60	$52	(13%)	$136	$112	(18%)

Equity in earnings of unconsolidated affiliates	$5	$6	20%	$9	$12	33%

Pipelines Operating Data:
Throughput data in BCF
Transportation	396	346	(13%)	852	724	(15%)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Field Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$98	$104	6%	$188	$209	11%

Expenses:
Natural gas	18	15	17%	33	33	—
Operation and maintenance	29	26	10%	58	53	9%
Depreciation and amortization	10	11	(10%)	19	22	(16%)
Taxes other than income taxes	2	1	50%	3	3	—

Total	59	53	10%	113	111	2%

Operating Income	$39	$51	31%	$75	$98	31%

Equity in earnings of unconsolidated affiliates	$3	$2	(33%)	$5	$5	—

Field Services Operating Data:
Throughput data in BCF
Gathering	197	233	18%	380	470	24%

	Other Operations
	Quarter Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—	$6	$6	—
Expenses	—	—	—	4	1	75%

Operating Income	$3	$3	—	$2	$5	150%

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Capital Expenditures by Segment
Electric Transmission & Distribution	$124	$134	$230	$270
Natural Gas Distribution	75	90	126	156
Competitive Natural Gas Sales and Services	3	2	3	3
Interstate Pipelines	21	25	39	45
Field Services	30	12	99	25
Other Operations	8	7	17	13

Total	$261	$270	$514	$512

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6	$13	$13
Capitalization of Interest Cost	(1)	(3)	(3)	(4)
Transition and System Restoration Bond Interest Expense	32	38	65	75
Other Interest Expense	106	101	217	205

Total Interest Expense	$143	$142	$292	$289

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31,	June 30,
	2011	2012
ASSETS
Current Assets:
Cash and cash equivalents	$220	$1,123
Other current assets	2,117	1,832

Total current assets	2,337	2,955

Property, Plant and Equipment, net	12,402	12,739

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	4,619	4,394
Other non-current assets	649	691

Total other assets	6,964	6,781

Total Assets	$21,703	$22,475

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$62	$30
Current portion of transition and system restoration bonds long-term debt	307	439
Current portion of indexed debt	131	134
Current portion of other long-term debt	46	815
Other current liabilities	2,047	1,788

Total current liabilities	2,593	3,206

Other Liabilities:
Accumulated deferred income taxes, net	3,832	3,974
Regulatory liabilities	1,039	1,083
Other non-current liabilities	1,376	1,297

Total other liabilities	6,247	6,354

Long-term Debt:
Transition and system restoration bonds	2,215	3,628
Other	6,426	4,955

Total long-term debt	8,641	8,583

Shareholders’ Equity	4,222	4,332

Total Liabilities and Shareholders’ Equity	$21,703	$22,475

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Six Months Ended June 30,
	2011	2012
Cash Flows from Operating Activities:
Net income	$267	$273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	439	514
Deferred income taxes	209	128
Changes in net regulatory assets	15	55
Changes in other assets and liabilities	196	(53)
Other, net	11	10

Net Cash Provided by Operating Activities	1,137	927

Net Cash Used in Investing Activities	(572)	(657)

Net Cash Provided by (Used in) Financing Activities	(574)	633

Net Increase (Decrease) in Cash and Cash Equivalents	(9)	903

Cash and Cash Equivalents at Beginning of Period	199	220

Cash and Cash Equivalents at End of Period	$190	$1,123

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.